CAPRI HOLDINGS ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS
Marilyn Crouther To Be Appointed
M. William Benedetto To Retire

London — May 19, 2021— Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced that Marilyn Crouther will be appointed to the Board of Directors effective June 1st. Ms. Crouther will join the Audit Committee as well as the Compensation and Talent Committee.

Ms. Crouther has more than 30 years’ experience delivering transformational technology and IT modernization services as well as a strong background in finance and accounting. She is currently the CEO and Principal of Crouther Consulting, LLC, a firm that provides consulting services to IT companies. Most recently, Ms. Crouther was senior vice president, general manager at DXC Technology Company. Before that, she was senior vice president and general manager for Hewlett Packard Enterprise, having joined Hewlett Packard in 1989. While at Hewlett Packard, Ms. Crouther served in various senior management positions, including vice president of finance for the U.S. public sector business and industry controller for its government group. Currently, Ms. Crouther also serves as a director of ICF, a NASDAQ-listed global consulting and digital services provider, and serves on the board of directors for the Center for Innovative Technology as well as the Information Technology Senior Management Forum. Previously, she was a board member and a vice chair for the Northern Virginia Technology Council.

“We are excited to welcome Marilyn to our Board,” said John D. Idol, Chairman and Chief Executive Officer. “Marilyn is an outstanding leader with a deep understanding of technology, finance, and international business. She will bring a unique perspective to our Board as well as further diversify the breadth of our directors’ skills and experiences.”

“It is an honor to join the Board of Directors of Capri Holdings and to support the growth strategy for the group and its iconic brands,” said Ms. Crouther. “I look forward to sharing my expertise and helping Capri drive value for its shareholders.”

In addition, Capri Holdings announced that M. William Benedetto intends to retire at the conclusion of his current term which ends at the annual meeting of shareholders to be held on July 28, 2021. Mr. Benedetto has been a director since December 2011 and serves on the Audit Committee, Compensation and Talent Committee and as our Lead Director. Effective as of his retirement date, Robin Freestone will be appointed Lead Director. Mr. Freestone joined the Board in January 2016 and also serves as the Chairman of our Audit Committee.

“On behalf of the entire Board of Directors, we wish to express our sincere gratitude to Bill for his many years of outstanding service. We are deeply grateful for the wisdom, guidance, and long-standing commitment he has demonstrated to our Company and its shareholders for the last 10 years.” said Mr. Idol.

About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors are set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:

Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com

Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com